UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2007 (March 5, 2007)
NOVINT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51783 (Commission File Number)	85-0461778 (IRS Employer Identification Number)
4109 Bryan Avenue, NW
Albuquerque, New Mexico 87114
(Address of principal executive offices)
Registrant’s telephone number, including area code: (866) 298-4420
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Cautionary Note Regarding Forward Looking Statements
     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.
Item 1.01 Entry into a Material Definitive Agreement.
     On March 5, 2007, Novint Technologies, Inc., a Delaware corporation (the “Registrant”) entered into a Unit Subscription Agreement (the “Agreement”) among the Registrant and 42 accredited investors (the “Purchasers”) pursuant to which the Registrant issued and sold $9,000,000 of Units, at a price of one dollar per Unit. Each Unit consists of one share of common stock, $0.001 par value per share, and one five-year warrant to purchase one share of common stock at an exercise price of $1.50. Accordingly, an aggregate of 9,000,000 shares of its common stock, and warrants to purchase 9,000,000 shares of common stock were issued (the “Financing”). The Financing closed on March 5, 2007. Under the terms of the Unit Subscription Agreement the Company may sell an additional 1,000,000 Units for $1,000,000 to a strategic investor. Gross proceeds from the Financing to the Company were $9,000,000, of which $320,000 was paid to certain individuals who served as placement agents for the transaction and approximately $50,000 was paid to counsel for the Purchasers in connection with the transaction. Mr. Tom Anderson, the Registrant’s Chief Executive Officer, invested $25,000 in the Financing. The net proceeds of the Financing will be used by the Registrant for general working capital purposes.
     As part of the terms of the Agreement, the Registrant entered into an Investor Rights Agreement among the Purchasers pursuant to which the Registrant has agreed to file a registration statement to register for resale the shares of common stock sold in the Financing, including the shares of common stock underlying the warrants, within 55 days following the closing of the Financing. Subject to certain exceptions, in the event the registration statement is not filed within such 55 day period or does not become effective within certain time periods set forth in the Investor Rights Agreement, the Registrant would be required to pay each purchaser in the Financing an amount in cash equal to 0.0333% of the sum of (i) the purchase amount paid by the Purchaser and (ii) the amount paid upon exercise of the warrants for each day the filing or effectiveness of the registration statement is delayed and, pursuant to the terms of the warrants, the Purchasers would be entitled to exercise their warrants pursuant to a cashless exercise formula. In addition, the Registrant has agreed not to grant any registration rights that are senior to the registration rights of the Purchasers for a period of two years from the closing date without the prior written consent of a majority of the Purchasers.
     The foregoing description of the Unit Subscription Agreement, the warrants, and the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the form of warrant attached hereto as Exhibit 4.1, the form of Unit Subscription Agreement attached hereto as Exhibit 10.1, and the form of Investor Rights Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is hereby incorporated into this Item 3.02. The common stock and warrants to purchase common stock issued at the closing of the Financing were offered and issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each Purchaser represented to the Registrant that such Purchaser was an “accredited investor” as such term is defined under such Regulation D and the Financing did not involve any form of general solicitation or general advertising.

Item 8.01 Other Events.
     On March 6, 2007, the Registrant issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Index to Exhibits.

Exhibit Number	Description
4.1	Form of Warrant
10.1	Form of Unit Subscription Agreement
10.2	Form of Investor Rights Agreement
99.1	“Novint Technologies Completes Institutional Capital Raise”
[SIGNATURES PAGE FOLLOWS.]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2007	NOVINT TECHNOLOGIES, INC.
	By:	/s/ Tom Anderson
Tom Anderson
Chief Executive Officer